Exhibit 10(h)



                                   [Form of letter agreement pursuant
                                   to Non-Employee Directors Retirement Plan]


                                  As of September 16, 1994

     Mr.





     Dear          :

               Pursuant to the Retirement Plan for Non-Employee Directors (the "Plan"), as amended as of September 16, 1994, a copy of which is attached hereto as Annex 1, this will confirm that, in consideration of your services rendered and to be rendered to The Pittston Company (the "Company") and for other good and valuable consideration, the Company and you have agreed, and do hereby agree, that you shall be entitled to participate in the Plan and have enforceable rights to all benefits thereunder and under related trust and other agreements, subject to and in accordance with their respective terms.

               Notices and other communications and payments in relation to this agreement, the plan or such trust and other agreements shall be sent to you at the above address or at such other address as you shall from time to time designate in writing to the Company.

               Please confirm this agreement by signing and returning to the Company at its address set forth above the enclosed duplicate original of this letter.

                                       Very truly yours,
                                       THE PITTSTON COMPANY



                                       By___________________
                                             Chairman

     Confirmed and agreed:



     __________________________